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                                                               Exhibit (n)(iii)

April 26, 2005

General American Separate Account Eleven
General American Life Insurance Company
13045 Tesson Ferry Road
St. Louis, MO 63128

Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for American Vision Series VUL 2002, issued through General American Separate Account Eleven (File No. 333-73672).

                                            Very truly yours,

                                            /s/ Marie C. Swift
                                            Marie C. Swift
                                            Associate General Counsel
                                            Metropolitan Life Insurance Company